EXHIBIT 10.17

                             THE PANDA PROJECT, INC.
                        5201 CONGRESS AVENUE, SUITE C-100
                            BOCA RATON, FLORIDA 33487

Confidential

May 9, 1996

Mr. C. Daryl Hollis, CPA
5650 Aspen Ridge Circle
Delray Beach, Florida 33484

RE:  Consulting Agreement

This agreement sets forth terms and conditions under which you will perform consulting services for The Panda Project, Inc. (hereinafter "Panda").

         WHEREAS, Panda is currently without a Chief Financial Officer and requires financial services for a limited period of time; and

         WHEREAS, you are a certified public accountant with prior experience as an independent business consultant and as a Chief Financial Officer, Secretary, and Treasurer.

         NOW, THEREFORE, in consideration of the foregoing premises, and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.    DUTIES AND SERVICES

     A. You will provide financial consulting services to and as assigned by the President and Chief Executive Officer.

     B. You will assist Panda and its attorneys with documents required for filing with the SEC and with coordinating such filings with vendors of Panda in EDGAR format.

     C. You will assist Panda and its attorneys with preparation for the Annual Meeting scheduled for August, 1996, and with preparation of the Annual Report to be published prior to that meeting.

     D. In order to facilitate your consulting services under this Agreement, Panda shall provide you with office space and clerical assistance, PROVIDED, HOWEVER, that the extent of such space and clerical assistance shall be entirely within the discretion of Panda.

2.    TERM AND TERMINATION

     A. The term of this Agreement shall be from May 9, 1996, the ("Effective Date"), to June 8, 1996. It may be extended for subsequent time periods by mutual (oral or written) agreement of the parties.
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     B.   This Agreement may be terminated by either party upon 5 days' written notice.

3.    COMPENSATION, PAYMENTS AND REIMBURSEMENT FOR EXPENSES

     A. Panda shall compensate you at the rate of $3,000.00 per week (or any portion thereof on a pro-rated basis).

     B. You shall be eligible for a performance bonus, the amount and timing of which shall be entirely at the sole discretion of Panda.

4.    CONFIDENTIAL INFORMATION

     A. During the performance of your duties under this Agreement, you will receive confidential, technical and business information from Panda. You hereby agree to hold all such confidential information in trust and confidence for Panda, not to disclose such confidential information to any third party, not to disclose such confidential information to any employee of Panda who does not have a need to know, and to use such confidential information solely for the benefit of Panda.

     B. The terms and conditions of this Agreement are the confidential information of Panda and shall not be disclosed by you to any third party (other than an attorney at law advising you in connection with this Agreement) or to any employee of Panda who does not have a need to know.

     C. All information developed by you under this Agreement shall be owned by Panda and held by you in trust and confidence. At Panda's request, you shall deliver all such information including copies thereof, if any, to Panda.

5.    WARRANTIES AND REPRESENTATIONS

     A. You represent and warrant that you are and will remain free of any obligations or restrictions that would interfere or be inconsistent with satisfying your obligations under this Agreement.

     B. You represent and warrant that you are an independent contractor and will pay your own self employment and other taxes and insurance and that under no circumstance will you be considered or permitted to be considered an employee of Panda. It is acknowledged and agreed by the parties hereto that Panda is not and shall not be obligated to make, and it is the sole responsibility of you to make on behalf of yourself, all periodic filings and payments required to be made in connection with withholding taxes, FICA taxes, federal unemployment taxes (FUTA) and any other federal or state taxes, payments of filings required to be paid, made or maintained with respect to yourself.

6.    GENERAL PROVISIONS

     A. You will not subcontract or assign any portion of your obligations under this Agreement.
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     B.  This Agreement is the only agreement between the parties with respect to the subject matter hereof and supersedes all other agreements whether oral or in writing.

     C. All notices and communications between the parties shall be to the undersigned.

     D. This agreement shall be interpreted under and governed by the laws of the State of Florida.

     E. Paragraphs 4, 5, and 6E will survive any expiration or termination of this Agreement.

     F. Panda, in its sole discretion, may subcontract, assign or transfer all or any portion of its rights and obligations under this Agreement to a subsidiary, affiliate or any other entity. This Agreement shall inure to and be binding upon Panda and its successors and assigns.

         If you agree with the above provisions, please sign, date, and return to us one copy of this Agreement.

                                                     Very truly yours,

                                                     /s/Stanford W. Crane, Jr.

                                                     Stanford W. Crane, Jr.
                                                     President and CEO
                                                     The Panda Project

Accepted and Agreed:

/s/C. Daryl Hollis

C.    Daryl Hollis

Date:    May 10, 1996